Exhibit 99.2

                       REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement ("this Agreement"), is entered into as of this day of August, 1987, by and among Melamine Chemicals, Inc., a Delaware corporation (the "Company"), Ashland Oil, Inc., a Kentucky corporation ("Ashland") and First Mississippi Corporation, a Mississippi corporation ("First Mississippi").

         WHEREAS, the Company has filed a registration statement on Form S-1 under the Securities Act of 1933 as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") with respect to an offering by the Company of 1,400,000 shares of its common stock, $.Ol par value per share, and an offering by Ashland and First Mississippi (collectively, the "Selling Stockholders"), each of which is offering 700,000 shares of common stock; and

         WHEREAS, each of the Selling Stockholders will each own 1,300,000 shares of common stock (the "Common Stock") after the Company's initial public offering; and

         WHEREAS, each of the Selling Stockholders may desire to register the Common Stock for public sale at some time in the future; and

         WHEREAS,   the   Company   now   desires  to  afford  the  Selling
Stockholders certain rights to register the sale of all or a portion of the shares of Common Stock retained by them.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                 SECTION I

                        SELLING STOCKHOLDER REQUEST
                              FOR REGISTRATION

         Section 1.01 Request for Registration. Either of the Selling Stockholders may make a written demand (stating that it is made pursuant to this Section 1.01) to the Company of their intention to effect the sale, transfer or other disposition of all or a portion of their Common Stock and to request that the Company register such Common Stock under the Act (the "Demand Registration"). The demand shall specify the manner in which such shares are to be sold, transferred or otherwise disposed of. The Company will, as soon as is reasonably practicable but in no event later than ten days after its receipt of such a request from either Ashland or First Mississippi (the "Requesting Party"), notify the other party (the "Non-requesting Party") of its receipt of a request to register shares of Common Stock pursuant to this Agreement. The Non-requesting Party shall have ten business days from its receipt of the notice to make written demand (specifying that it is made pursuant to this Section 1.01) to the Company to request that the Company Register all or a portion of its Common Stock. The demand shall specify the manner in which such shares are to be sold, transferred or otherwise disposed of. (All such shares of Common Stock that the Company is requested to register are collectively referred to as the "Registrable Securities"). Thereafter, the Company shall use reasonable efforts to cause all Registrable Securities to be registered under the Act pursuant to Section III hereof.

         Section 1.02 Request by Non-Requesting Party. For a period of 12 months after a demand pursuant to Section 1.01 from the Requesting Party, the Non-requesting Party may not make a written demand that the Company register its shares under the Act pursuant to Section 1.01.

         Section 1.03 Number of Demand Registrations. The Company shall be obligated to effect one Demand Registration pursuant to Section 1.01 for each of the Selling Stockholders on the terms and conditions of this Agreement; provided, however, if the Company has filed a registration statement pursuant to Section 1.01 and the registration fails to be declared effective through no fault of the Company, such filing shall fulfill the Company's obligations to register the Requesting Party's Common Stock pursuant to Section 1.01.

         Section 1.04 Delay of Demand Registration. Notwithstanding the foregoing, if the Company shall furnish to the Selling Stockholders a certificate signed by the Chairman of the Board, the President or any authorized Vice President of the Company stating that in the good faith judgment of the Board of Directors upon consultation with an independent investment banking firm active in underwriting of public offerings it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its reasonable efforts to file a registration statement pursuant to this Section I shall be deferred until such time as in the good faith judgment of such persons it would not be seriously detrimental to the Company and its stockholders.

                                 SECTION II

                           COMPANY REGISTRATIONS

         Section 2.01 Piggy-back Registration. In addition to any rights granted under Section I and subject to the requirements of Section 2.02, if the Company proposes to register under the Act a public offering of its Common Stock, the Company shall give notice as promptly as possible of such proposed registration to the Selling Stockholders. Within fifteen business days after receipt of such notice, each Selling Stockholder shall notify the Company in writing of the number of shares of Common Stock, if any, that such Selling Stockholder wishes to have included in

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


such registration and, if either or both of the Selling Stockholders elect to so include any shares of Common Stock in the registration, the Company will use all reasonable efforts to cause the offering of the number of shares that the Selling Stockholders shall have requested to be included in such registration, upon the same terms (including the method of distribution) as such offering; provided, however, that: (i) the Company shall not be required to give notice of, or include such shares in, any such registration if the proposed registration is a registration of (A) an employee ownership, option, purchase or other employee incentive or benefit plan or arrangement, (B) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another entity or corporation, (C) securities proposed to be offered to any class or series of its then existing security holders, (D) securities issuable upon the conversion of securities which are the subject of an underwritten redemption or (E) a combination of any of the transactions referred to in (A) through (D); (ii) the Company shall not be required to include any or all such shares of Common Stock in any such registration if, in the reasonable opinion of the Company's investment banking firm, the basis for which is given in writing by such firm to the Selling Stockholders, the inclusion of any or all such shares of Common Stock would have a material adverse affect on such proposed offering or the Selling Stockholder desiring to sell shares has not agreed to refrain from selling any additional shares of Common Stock for such reasonable period not to exceed the number of days following the effective date of the offering as such investment banker may reasonably request; provided, however, that the securities of all other persons with similar rights must also be excluded; (iii) if the amount of the securities to be offered by the Company through such registration is reduced, the number of shares of Common Stock to be offered by each of the Selling Stockholders may be reduced proportionately; and (iv) the Company may, without the consent of either of the Selling Stockholders, withdraw any registration statement and abandon the proposed offering in which the Selling Stockholders had requested to participate.

         Section 2.02 Distribution of Shares. Each of the Selling Stockholders desiring to sell shares of Common Stock in the offering agree to sell their shares on the same terms as the securities proposed to be registered by the Company.

         Section 2.03 Number of Piggy-back Registrations. Each of the Selling Stockholders shall have the right to have shares of Common Stock included in two registrations pursuant to this Section II.

                                SECTION III

                            COMPANY OBLIGATIONS

         Whenever required under Sections 1.01 or 2.01 to use reasonable efforts to effect the registration of any Registrable

Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called "shelf registration"), the Company shall in no event be obligated to cause any such registration to remain effective for more than 90 days.

         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Selling Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of such securities in that jurisdiction be borne by the selling shareholders, then such expenses shall be payable by the selling shareholders pro rata, to the extent required by such jurisdiction.

                                 SECTION IV

                            CONDITION PRECEDENT

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section III hereof that the Selling Stockholders shall furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such securities and such other information as, in the reasonable opinion of counsel for the Company, is necessary to enable the Company to cause such registration statement to be properly prepared and filed in accordance with applicable laws and regulations and to obtain acceleration of the effective date thereof.

                                 SECTION V

                          EXPENSES OF REGISTRATION

         Section 5.01 Demand Registration Expenses. The Selling Stockholders shall bear all expenses incurred in connection with a registration pursuant to Section 1.01 including without limitation, all underwriters' discounts, commission and fees, all registration and qualification fees, printing, legal and accounting fees and fees and disbursements of counsel for the Company. Each of the Selling Stockholders shall bear such fees and expenses pro rata in the same proportion as the number of shares registered on its behalf bears to the total number of shares registered. The Company shall bear its internal costs associated with the Demand Registration. If either of the Selling Stockholders' request under Section 1.01 is made at a time not within 45 days after the end of the Company's fiscal year, such Selling Stockholder shall bear the additional costs and fees of the Company's auditors resulting from the Company's inability to use year-end financial statements in the registration statement initially filed pursuant to their request; and provided, further, that the Selling Stockholders may withdraw a request made within 45 days of the end of the fiscal year if the audited financial statements of the Company of such year and at such year-end materially and adversely differ from the information previously delivered to the Selling Stockholders at the time of their request pursuant to the reporting requirements of this Agreement, in which event the Selling Stockholders shall not be required to pay any of the expenses and shall retain the right to require the Company to register their Registrable Securities pursuant to
Section 1.01.

         Section 5.02 Piggy-back Registration Expenses. In the case of any registration effected pursuant to Section 2.01, the Selling Stockholders shall bear any additional registration and qualification fees and expenses (including underwriters' discounts and commissions), and any additional costs and disbursements of counsel for the Company that result from the inclusion of securities held by the Selling Stockholders in such registration, with such additional expenses of the registration being borne by both Selling Stockholders pro rata on the basis of the amount of securities so registered; provided, however, that if any such costs of expenses is attributable solely to one Selling Stockholder and does not constitute a normal costs or expense of such a registration, such cost or expense shall be allocated to that Selling Stockholder. In addition, each Selling Stockholder shall bear the fees and costs of its own counsel.

                                 SECTION VI
                              INDEMNIFICATION

         Section 6.01 Indemnification of Selling Stockholders. Each of the Selling Stockholders agree to hold harmless the Company, each of its directors, each of its officers who signs any registration statement and each person, if any, who controls the Company within the meaning of the Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except and hereinafter provided, will reimburse the Company, each of its directors, each such officer and each such controlling person, if any, for legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, any prospectus contained therein or any amendments or supplements thereto (hereinafter referred to as the "Registration Statement"), or any state securities laws applications (hereinafter referred to as the "State Securities Laws Applications"), or arise out of or are based upon the omission or alleged ommission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, to the extent such untrue statement or omission was made in such Registration Statement or State Securites Laws Applications in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder
(including, without limitation, information incorporated by reference by such Selling Stockholder in such Registration Statement or State Securities Laws Applications) specifically for use therein.

         Section 6.02 Indemnification by the Company. The Company will indemnify and hold harmless the Selling Stockholders, each of their directors, each of its officers who signs any registration statement and each person, if any, who controls a Selling Stockholder within the meaning of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which the Selling Stockholder or any such person may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Selling Stockholder and each such controlling person, if any, for legal and other expenses reasonably incurred by such Selling Stockholder or any such controlling person in connection with investigating or defending any actions, whether or not resulting in any liability, insofar at such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the State Securities Laws Applications, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statement therein not misleading, to the extent such untrue statement or omission was made in the Registration Statement or the State Securities Laws Applications in reliance upon and in conformity with information furnished by the Company (including, without limitation, information incorporated by reference by the Company in such Registration Statement or State Securities Laws Applications) in connection therewith for use therein.

         6.03 Defense of Claims. If any action or claim shall be brought or asserted against an indemnified party or parties (the "Indemnified Party") under this Section VI in respect of which indemnity may be sought from an indemnifying party or parties (the "Indemnifying Party") under this Section VI (a "Claim"), the Indemnified Party shall immediately give prompt written notice of the Claim to the Indemnifying Party, who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Party shall only relieve the Indemnifying Party of their obligations hereunder to the extent, if at all, that they are prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to employ separate counsel and participate in the defense of the Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. In the event that the Indemnifying Party, within a reasonable time after notice of the Claim, fails to assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of the Claim for the account of the Indemnifying Party at the expense of the Indemnifying Party; subject, however, to the right of the Indemnifying Party to assume the defense of the Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the settlement, compromise or final determination thereof. Anything in this Section 6 to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Claim or consent to the entry of any judgment with respect to any Claim for anything other than money damages paid by the indemnifying Party that would have any adverse affect on the Indemnified Party.

                                SECTION VII
                               MISCELLANEOUS

         7.01 Any notice, communication, request, reply or advice (hereinafter called a "notice") in this Agreement provided or permitted to be given or made by any party to another must be in writing and may be given or served by depositing the same in the mail postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to the person or entity to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective 48 hours after such deposit, and notice delivered in person shall be effective at the time of delivery. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                           (a)      If to the Company:

                                    Melamine Chemicals, Inc.
                                    Highway 18 West
                                    Donaldsonville, Louisiana 70346

                                    With a copy to:

                                    L. R. McMillan, II
                                    Jones, Walker, Waechter, Poitevent,
                                    Carrere & Denegre
                                    201 St. Charles Avenue, 51st Floor
                                    New Orleans, Louisiana 70170

or at such other address as the Company may have advised each of the Selling Stockholders in writing; and

                           (b)      If to Ashland

                                    Ashland Oil, Inc.
                                    P.O. Box 391
                                    Ashland, Kentucky 41114
                                      Attn: General Counsel

                                    With a copy to:

                                    Scotty B. Patrick
                                    Ashland Chemical Company
                                    5200 Blazer Pkwy.
                                    Dublin, Ohio 43017

or at such other address as Ashland may have advised the Company in writing.

                           (c)      If to First Mississippi

                                    First Mississippi Corporation
                                    700 North Street
                                    Jackson, Mississippi 39215-1249

                                    With a copy to:

                                    Alfred L. Price
                                    First Mississippi Corporation
                                    700 North Street
                                    Jackson, Mississippi 39215-1249

or at such other address as First Mississippi may have advised the Company in writing.

         7.02 It is the intention of the parties hereto that the internal laws of Louisiana applicable to contracts made and to be performed wholly within such state shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         7.03 Section and other headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.04 The failure by the Company, Ashland or First Mississippi to enforce any of their respective rights hereunder shall not be deemed a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

         7.05 This Agreement shall not be assignable by any of the parties hereto, except to an affiliated party, without the prior written consent of the other party, and any attempted assignment without such consent shall be null and void AB INITIO. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         7.06 This  Agreement  constitutes  the  entire  understanding  and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for, all prior agreements and understandings being superseded hereby.

         7.07 This Agreement may be executed in one or more counterparts with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be deemed to be an original, shall be construed together and shall constitute one agreement.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  executed  this
Agreement as of the date first above written.


                                            MELAMINE CHEMICALS, INC.



                                            By:    /s/  Roger E. Thomas
                                               ------------------------------
                                               Roger E. Thomas,
                                               President

                                            ASHLAND OIL, INC.



                                            By:    /s/  Marvin Quin
                                                -----------------------------
                                                Marvin Quin, its Treasurer


                                            FIRST MISSISSIPPI CORPORATION



                                            By:
                                               ------------------------------
                                               -----------------. its
                                               -------------------------





                                    10-

                                            ASHLAND OIL, INC.



                                            By:
                                                -----------------------------
                                                Marvin Quin, its Treasurer


                                            FIRST MISSISSIPPI CORPORATION



                                            By:   /s/  R. M. Summerford
                                               ------------------------------
                                               R. M. Summerford. its
                                               Vice President




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